EXHIBIT 3.1

[top left corner of page]

Filing Fee $85.00 BASED ON
MINIMUM AMOUNT OF STOCK


---------------------------
For Use By The Secretary
      of State

File No. 199214499D

Fee Paid  $30 - $75

C.B. ....................

Date: March 5, 1992

                       3
---------------------------

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---------------------------------------
   For Use By The Secretary of State
                  FILED
             March 3, 1992
        __/s/ Gary Cooper______
       Deputy Secretary of State
      A True Copy When Attested By
               Signature

          /s/ Pamela A. French
       Deputy Secretary of State
----------------------------------------


[center of page]


                                 STATE OF MAINE

                           ARTICLES OF INCORPORATION

                           (CHECK ONLY IF APPLICABLE)

                 [ ] This is a professional service corporation
                        formed pursuant to 13 MRSA C. 22.

     Pursuant to 13-A MRSA ss.403, the undersigned, acting as incorporators(s) of a corporation, adopt(s) the following Articles of Incorporation:

     FIRST:   The name of the corporation is Merrill Merchants Bancshares, Inc.
                                             ----------------------------------
              and it is located in Maine, at Bangor, Maine
                                             ----------------------------------

     SECOND: The name of its Clerk, who must be a Maine resident, and the address of its registered office shall be:

                Name    Norman Minsky
                     ----------------------------------------------------
                Street & Number          P.O. Box 917, 23 Water Street
                                -----------------------------------------------
                City            Bangor            , Maine   04402-0917
                      ----------------------------          ----------
                                                             (zip code)

     THIRD:   ("x" one box only)

|X| a. The number of directors constituting the initial board of directors of
       the corporation is        Four
                              ------------------------------------------------
          (See ss.703, 1.A.)

     b. If the initial directors have been selected, the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and shall qualify are:

                          NAME                                                  ADDRESS
                  See Schedule A attached
      -----------------------------------------------       ------------------------------------------------
                                                            ------------------------------------------------
      -----------------------------------------------       ------------------------------------------------
                                                            ------------------------------------------------
      -----------------------------------------------       ------------------------------------------------

[ ] There shall be no directors initially; the shares of the corporation will not be sold to more than twenty (20) persons; the business of the corporation will be managed by the shareholders. (See ss. 703,1.B.)

     FOURTH:  ("X" one box only)

         The board of directors is |X|    is not [ ] authorized to increase or
         decrease the number of directors.

         If the board is so authorized, the minimum number, if any, shall be 3 directors.

         (See ss.703,1.A.) and the maximum number, if any, shall be   25
         directors.

     FIFTH:   ("X" one box only)

            [ ] There shall be only one class of shares, viz,   common
                                                              -------------
                                                             (title of class)

                Par value of each share (if none, so state) ten cents (10(cent))
                                                            --------------------
                Number of shares authorized  1,000,000
                                            ----------

            [ ] There shall be two or more classes of shares.

                The information required by ss.403 concerning each such class is set out in Exhibit _____ attached hereto and made a part hereof.

                                     SUMMARY

                The aggregate par value of all authorized shares (of all classes) having a par value is $100,000.00.
                         ------------------     -----------

                The total number of authorized shares (of all classes) without par value is n/a shares.
                -----------------    ---

      SIXTH:    ("X" one box only)

                Meetings of the shareholders may |X| may not | | be held outside the State of Maine.

      SEVENTH:  ("X" if applicable)  There are no preemptive rights.   |X|

      EIGHTH: Other provisions of these articles, if any, including provisions for the regulation of the internal affairs of the corporation, are set out in Exhibit _____ attached hereto and made a part hereof.

--------------------------------------------------------------------------------

DATED:  February 28, 1992
        -----------------

      INCORPORATORS                                      RESIDENCE ADDRESS

------------------------------            Street   272 Kenduskeag Avenue
                                                 ------------------------------

  /s/ Norman Minsky                       Bangor, ME  04401
------------------------------            -------------------------------------
    (type or print name)                     (city, state and zip code)

------------------------------            Street ______________________________
       (signature)

------------------------------            -------------------------------------
    (type or print name)                     (city, state and zip code)

For Corporate Incorporators

-------------------------------           Street ______________________________

By ____________________________           -------------------------------------
        (signature)                          (city, state and zip code)

--------------------------------
(type or print name and capacity)

----------------------------
Articles are to be executed as follows:

If a corporation is an incorporator (ss.402), the name of the corporation should be typed and signed on its behalf by an officer of the corporation. The address of the principal place of business of the incorporator corporation should be given. The articles of incorporation must be accompanied by a certificate of an appropriate officer of the corporation certifying that the person executing the articles on behalf of the corporation was duly authorized to do so.

FORM NO. MBCA-6   Rev. 88
  SUBMIT COMPLETED FORMS TO: Secretary of State, Station 101, Augusta, ME  04333

                                   SCHEDULE A

William C. Bullock, Jr.
R.R. #2, Box 121
Orrington, ME  04484

Edwin N. Clift
R.R. #3, Box 800
East Holden, ME  04429

Harold S. Wright
2075 Isle Royale Ct. #160
Winter Haven, FL  33880

Perry B. Hansen
5620 Crow Creek Road
Bettendorf, IA  52722

[top left corner of page]

Filing Fee (See Sec. 1401)
MINIMUM AMOUNT OF STOCK


---------------------------
For Use By The Secretary of
         State

File No. 199214499D

Fee Paid  $30-$35

C.B. ....................

Date: ...................

                       2
---------------------------

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---------------------------------------
   For Use By The Secretary of State
                  FILED
             October 1, 1992
        __/s/ Gary Cooper______
       Deputy Secretary of State
      A True Copy When Attested By
               Signature

          /s/ Pamela A. French
       Deputy Secretary of State
----------------------------------------


[center of page]


                                 STATE OF MAINE

                              ARTICLES OF AMENDMENT

                            Amendment by Shareholders

                              Voting as One Class)
                                      803


               Pursuant to 13-A MRSA ss.ss.805 and 807, the under-
                   signed corporation adopts these Articles of
                                   Amendment:


     FIRST:

     SECOND: The amendment set out in Exhibit A attached was adopted by the sole incorporator (Circle one)

              A. at a meeting legally called and held on, OR _________________, 19_____.

              ---
              B.  by unanimous written consent on September 22, 1992.
              ---                                 -------------------

     THIRD: No shares outstanding -- unanimous consent of incorporator prior to organizational meeting of Directors named in Articles of Incorporation. All subscribers consent to amendment.

     FOURTH: The information required by 13-A M.R.S.A. Section 403 is set forth in Exhibit A.

     FIFTH: If the amount changes the number or par values of authorized shares, the number of shares the corporation has authority to issue thereafter, is as follows:

              Class Series (If Any)    Number of Shares       Par Value (If Any)
              ---------------------    ----------------       ------------------
                     common                1,000,000               $1.00
                     preferred      A         50,000               $1.00

              The aggregate par value of all such shares (of all classes and series) having par value is $1,050,000.

              The total number of all such shares (of all classes and series) without par value is 0 shares.

     SIXTH: Address of the registered office in Maine: P.O. Box 917, 23 Water St., Bangor, Maine, 04402-0917

                           (street, city and zip code)

-----------------------------------------------------               Merrill Merchants Bancshares, Inc.
          MUST BE COMPLETED FOR VOTE                                ----------------------------------
               OF SHAREHOLDERS                                      By* /s/ Norman Minsky
                                                                        ------------------
-----------------------------------------                               Norman Minsky
I certify that I have custody of the minutes show-                  (type or print name and capacity)
ing the above action by the incorporator.

                  /s/ Norman Minsky                                 By* __________________________
                  (signature of clerk)                                         (signature)

-----------------------------------------------------

Dated: September 23, 1992
                                                                     ----------------------------
                                                                    (type or print name and capacity)

*In addition to any certification of custody of minutes this document MUST be signed by (1) the Clerk OR (2) the President or a vice-president AND the Secretary, an assistant secretary or other officer the bylaws designate as second certifying officer OR (3) if no such officers, a majority of the directors or such directors designated by a majority of directors then in office OR (4) if no directors, the holders, or such of them designated by the holders, of record of a majority of all outstanding shares entitled to vote thereon OR
(5) the holders of all outstanding shares.

NOTE: This form should not be used if any class of shares is entitled to vote as a separate class for any of the reasons set out in ss.806, or because the articles so provide. For vote necessary for adoption see ss.805.

FORM NO. MBCA-9 Rev. 88 SUBMIT COMPLETED FORMS TO: Secretary of State, Station 101, Augusta, Maine, 04333

                                    EXHIBIT A

         The Board of Directors of the Corporation shall have the authority to establish and designate series within the preferred stock and determine the relative rights, preferences and limitations thereon.

         Such preferred stock shall be one dollar ($1.00) par value with fifty thousand (50,000) shares authorized, series A.

         The common stock of the corporation shall be one dollar ($1.00) par value with one million (1,000,000) shares authorized.

[top left corner of page]

---------------------------
For Use By The Secretary
      of State

File No. 199214499D

Fee Paid  $20.00

C.B. ....................

Date: ...................

                       5
---------------------------

[top right corner of page]

---------------------------------------
   For Use By The Secretary of State
                  FILED
             October 29, 1992
        __/s/ Gary Cooper______
       Deputy Secretary of State
      A True Copy When Attested By
               Signature

          /s/ Pamela A. French
       Deputy Secretary of State
----------------------------------------


[center of page]


                                 STATE OF MAINE

                                  STATEMENT OF
                         RESOLUTION ESTABLISHING SERIES
                                   OF SHARES
                                       OF

                       Merrill Merchants Bancshares, Inc.

                           (CHECK ONLY IF APPLICABLE)


Pursuant to 13-A MRSA ss.503, the undersigned corporation submits the following for the purpose of establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof:

     FIRST: The attached resolution establishing and designating the series and fixing and determining the relative rights and preferences thereof was duly adopted by the board of directors on September 30, 1992.

     SECOND: The Articles expressly grant to the Board of Directors the authority to make such a resolution.

     THIRD: The address of the registered office of the corporation is: P.O. Box 917 23 Water Street, Bangor, ME 04402-0917

     Dated:   October 26, 1992

                                     Merrill Merchants Bancshares, Inc.
                                     ----------------------------------
                                          (Name of Corporation)

                                     By /s/ Norman Minsky
                                        -------------------------------
                                                   (signature)

                                     Norman Minsky, Clerk
                                     ----------------------------------
                                      (type or print name and capacity)

                                     By
                                       --------------------------------
                                                   (signature)

                                     ----------------------------------
                                      (type or print name and capacity)

-----------------------------
      This document MUST be signed by (1) the Clerk OR (2) the President or a vice-president AND the Secretary, an assistant secretary or other officer the bylaws designate as second certifying officer OR (3) if no such officers, a majority of the directors or such directors designated by a majority of directors then in office OR (4) if no directors, the holders, or such of them designated by the holders, of record of a majority of all outstanding shares entitled to vote thereon OR (5) the holders of all outstanding shares.

      FORM NO. MBCA-7 Rev. 90 SUBMIT COMPLETED FORMS TO: Secretary of State, Station 101, Augusta, Maine, 04333

RESOLVED, that the proper officers of this Corporation be, and hereby are, authorized and directed to take all steps necessary or desirable to issue up to Nineteen Thousand Five Hundred Sixty-Six (19,566) shares of preferred stock, with a stated value of Forty-Six and 00/100 Dollars ($46.00) per share. The rights and preferences of the preferred stock shall be as follows:

1. Cumulative Dividend Rate. The shares of preferred stock shall be entitled to receive, when and if declared by the Board of Directors of the Corporation out of assets of the Corporation legally available for payment thereof, cumulative cash dividends on the stated value of the preferred stock at the per annum rate, computed on the basis of a 365-day year, equal to the prime lending rate of Bank of Boston, N.A., as the same may change from time to time as hereinafter provided for. The dividend rate shall initially be determined as of October 1, 1992 and shall be adjusted on the same day of each month thereafter (each such day hereinafter referred to as an "Adjustment Date"). All such adjustments to said dividend rate shall be made and shall become effective on the corresponding Adjustment Date and said dividend rate as adjusted shall remain in effect until the next Adjustment Date.

2. Dividend Payments. Dividends shall be payable quarterly on March 31, June 30, September 30 and December 31 of each year. Dividends shall be payable to holders of record of the preferred stock as they appear on the Corporation's shareholder records on such payment dates. Dividends payable for the initial dividend period shall be based on the amount of dividends accrued since the date of issuance of the preferred stock.

3. Dividend Priorities. No dividend payment shall be paid or declared and set apart for payment on any other shares of stock of the Corporation, whether common or preferred, for any period unless cumulative dividends have been paid or contemporaneously are declared or paid or set apart for payment on the preferred stock for such period. Holders of preferred stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full dividends for any period. No interest or sum of money in lieu of interest shall be payable in respect of a dividend payment or payments which may be in arrears.

4.   Voting Rights. The preferred stock shall be non-voting.

5.   Conversion Feature.

     a. Timing. At the option of the holders, on or prior to September 30, 2002, each share of preferred stock may be converted into shares of the voting common stock of the Corporation (the "Common Stock").

     b. Conversion Ratio. The number of shares of Common Stock to be received for each share of preferred stock shall be equal to the quotient resulting from dividing the $46.00 stated value of the preferred stock by $46.00 (the per share price at which the Common Stock is to be sold pursuant to its 1992 private placement). The conversion ratio shall be adjusted as appropriate to account for any subdivision or combination of the outstanding shares of Common Stock occurring after closing on the 1992 private placement, whether resulting from a recapitalization, stock dividend, stock split or otherwise. For example, if the Corporation effected a two-for-one split of its Common Stock, rather than receiving one share of common Stock for each share of preferred stock converted, a holder would receive two shares of Common Stock for each share of preferred stock converted.

     c. Conversion Exercise. To exercise conversion rights, a holder of preferred stock must provide the Corporation with written notice specifying (i) the intent by the holder to exercise its conversion rights, (ii) the number of shares of preferred stock to be converted and a calculation of the number of shares of Common Stock to be received and (iii) the effective date of such conversion, to be not less than ten (10) days nor greater than sixty (60) days from the date of such notice (the "Conversion Date").

     d. Payment of Dividends. Cumulative dividends accrued but unpaid on the preferred stock to be converted as provided above shall be paid by the Corporation to the holder as paid to other holders of the preferred stock, with the payment priority specified in Paragraph 3 above, it being understood that the Corporation shall be under no obligation to pay any such accrued dividends on or prior to the Conversion Date.

     e. Shareholder Agreement. As a condition to any conversion of preferred stock as set forth above, the holder must agree in writing that the Common Stock to be received upon conversion and the holder's rights therein shall be subject to the terms, conditions, rights and obligations as set forth in that certain shareholder agreement, dated October 1 1992 (the "Shareholder Agreement"), a copy of which is available for review and inspection at the registered office of the Corporation.

6. Redemption. Shares of the preferred stock may be redeemed, in whole or in part, by the Corporation at any time on or after October 1, 2002, at a redemption price equal to the stated value of the shares to be redeemed, plus accrued and unpaid dividends thereon, if any. Notwithstanding the foregoing: (i) any such redemption of the preferred stock must be pre-approved by the Federal Reserve Bank of Boston; and (ii) these redemption rights shall not apply to any shares of Common Stock received upon conversion of the preferred stock as set forth above.

7. Merger of Stock Sale. If the Corporation proposes to engage in a transaction whereby its Common Stock is to be transferred or exchanged for stock or securities of another entity or assets other than securities, whether pursuant to merger, consolidation or otherwise, or if there is a proposed sale of a majority of the then outstanding shares of Common Stock, the Corporation shall provide each holder of preferred stock with at least thirty (30) day's written notice of such transaction. Such notice shall include a summary of all material terms and conditions of the proposed transaction as relevant to holders of the preferred stock.

     a. Conversion Option. If such transaction occurs on or prior to September 30, 2002, each holder may convert its preferred stock into Common Stock as provided above, subject to the following:

          (i)  Conversion notice must be given to the Corporation within fifteen
               (15) days of the date of the notice received from the Corporation.

          (ii) If the transaction involves a merger, consolidation or similar transaction or the sale of all of the Common Stock, shares of Common Stock received by the holder upon conversion shall participate in such transaction in the same manner as other shares of Common Stock.

          (iii) If the transaction does not involve a merger, consolidation or similar transaction and does not involve the sale of all of the Common Stock, shares of Common Stock received by the holder upon conversion may participate in such transaction only to the extent and in the manner provided pursuant to the negotiated terms and conditions for such transaction, it being expressly understood that the parties shall be under no obligation to negotiate participation for the holder.

          (iv) The rights and obligations of the holder under the Shareholder Agreement shall only apply to transactions subsequent to the merger, consolidation or stock sale. Thus, for example, holders of preferred stock converting into Common Stock shall have no rights of first refusal under the Shareholder Agreement with respect to the merger, consolidation or stock sale.

          (v) If the transaction involves a merger, consolidation or similar transaction whereby the Common Stock is transferred or exchanged for stock or securities of another entity or assets other than securities, to the extent the preferred stock is not converted into Common Stock as provided above, holders shall have no further rights to convert any remaining shares of preferred stock into Common Stock and all rights to convert the preferred stock into Common stock shall terminate and be extinguished.

     b. Redemption Option. If the above conversion option is not or cannot be exercised, the Corporation may redeem all or any part of the outstanding preferred stock at the price and subject to the other terms and conditions provided in Paragraph 6 above, except that such redemption may be effected without regard to whether the transaction occurs before, on or after October 1, 2002. This redemption option must be exercised by the Corporation prior to consummation of the merger, consolidation or stock sale and will only be effective provided such merger, consolidation or stock sale is consummated.

8. Dissolution and Payment Priority. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, shares of preferred stock are entitled to receive, out of assets of the Corporation legally available for distribution to shareholders, before any distribution is made to holders of any other stock of the Corporation, whether common or preferred, liquidation distribution in the amount of $46.00 per share plus accrued and unpaid dividends, if any. If the amounts payable with respect to the preferred stock are not paid in full, holders of the preferred stock shall share ratably on a per share basis. Upon payment of a full amount of the stated value plus accrued and unpaid dividends, holders of the preferred stock will not be entitled to any further participation in any distributions or payments by the Corporation.

9. Preemptive Rights. Holders of the preferred stock will not have preemptive rights, and the preferred stock will be fully paid and non-assessable.

                     Minimum Fee $35 (See ss.1401 sub-ss.15)

                                                                      ------------------------------------------------------
           DOMESTIC                                                       File No. 19921499 0 Pages 10
      BUSINESS CORPORATION                                                Fee Paid $ 755.00
        STATE OF MAINE                                                    DCN  1981321800072  STCK
                                                                                    -------FILED------
     ARTICLES OF AMENDMENT                                                           5/11/1998

(Shareholders Voting as One Class)                                                   s/s Nancy B. Kelleher
                                                                                     ----------------------
                                                                                     Deputy Secretary of State
                                                                          -------------------------------------
                                                                          -
Merrill Merchants Bancshares, Inc.                                              A True Copy When Attested By Signature
             (Name of Corporation)

                                                                                       Deputy Secretary of State
                                                                                       -------------------------
                                                                       ------------------------------------------------------


Pursuant to 13-A MRSA ss.ss. 805 and 807, the undersigned corporation adopts these Articles of Amendment:

     FIRST: All outstanding shares were entitled to vote on the following amendment as one class.

     SECOND: The amendment set out in Exhibit A attached was adopted by the shareholders on (date) May 7, 1998
              ("X" one box only)

              |X| at a meeting legally called  OR  [ ] unanimous written consent and held

     THIRD: Shares outstanding and entitled to vote and shares voted for and against said amendment were:

              Number of Shares Outstanding       NUMBER          NUMBER
                   and Entitled to Vote            Voted For       Voted Against
                   --------------------            ---------       -------------
                    184,510                      184,510         0

     FOURTH: If such amendment provides for exchange, reclassification or cancellation of issued shares, the manner in which this shall be effected is contained in Exhibit B attached if it is not set forth in the amendment itself.

     FIFTH: If the amendment changes the number or par values of authorized shares, the number of shares the corporation has authority to issue thereafter, is as follows:

              Class              Series (If Any)        Number of Shares        Par Value (If Any)
              -----              ---------------        ----------------        ------------------
              Common                  N/A                   4,000,000                 $1.00
              Preferred             Series A                   50,000                 $1.00
              Serial Preferred         --                     950,000                 $0.01


     The aggregate par value of all such shares (of all classes and series) having par value is $4,059,500

     The total number of all such shares (of all classes and series) without par value is -0- shares

     SIXTH: The address of the registered office of the corporation in the State of Maine is P.O. Box 917, 23 Water Street, Bangor, Maine, 04402-0917
                            (street, city, state and zip code)

     DATED    May 7, 1998
------------------------------------------------------

                                                              *By /s/ Norman Minsky
                                                                  --------------------------
             MUST BE COMPLETED FOR VOTE                               (signature)
                  OF SHAREHOLDERS
    ____________________________________________                      Norman Minsky, Clerk
                                                                  ---------------------------
                         _                                         (type or print name and capacity)
I certify that I have custody of the minutes showing
     the above action by the shareholders.
                                                              *By
                                                                  ---------------------------
                                                                            (signature)
                 /s/ Norman Minsky                               (type or print name and capacity)
 (signature of clerk, secretary or asst. secretary)
                   Norman Minsky

-------------------------------------------------------


     NOTE: This form should not be used if any class of shares is entitled to vote as a separate class for any of the reasons set out in ss.806, or because the articles so provide. For vote necessary for adoption see ss.805.
          ------------------------------------------------------------

*This document MUST be signed by (1) the Clerk OR (2) the President or a Vice-President and the Secretary or an assistant secretary, or such other officer as the bylaws may designate as a 2nd certifying officer OR (3) if there are no such officers, then a majority of the directors or such directors as may be designated by a majority of directors then in office OR (4) if there are no such directors, then the Holders, or such of them as may be designated by the holders, of record of a majority of all outstanding shares entitled to vote thereon OR (5) the Holders of all of the outstanding shares of the corporation.

SUBMIT COMPLETED FORMS TO:  CORPORATE EXAMINING SECTION, SECRETARY OF STATE,
                 101 STATE HOUSE STATION, AUGUSTA, ME 04333-0101
                               TEL. (207) 287-4195
FORM NO. MBCA-9   Rev. 96

                       MERRILL MERCHANTS BANCSHARES, INC.
                                    EXHIBIT A
                                       TO
                              ARTICLES OF AMENDMENT

1. ARTICLE FOURTH of the Articles of Incorporation of Merrill Merchants Bancshares, Inc. is hereby amended to provide as follows:

FOURTH: a. There shall be nine (9) directors. The directors may increase or decrease the number of directors by the affirmative vote of at least sixty-seven percent (67%) of the directors in office at the time of such vote. The minimum number shall be three (3) directors, and the maximum number shall be twenty-five
(25) directors.

        b. The Board of Directors of the Corporation shall be divided into three classes, initially consisting of three directors each: Class I, Class II and Class III. Each class shall consist, as nearly as may be practicable, of one-third of the whole number of the Board of Directors. If the number of directors is not evenly divisible by three, the Board of Directors shall determine the number of directors to be elected initially into each class. The initial members of Class I shall hold office for a term to expire at the annual meeting of the stockholders to be held in 1999; the initial members of Class II shall hold office for a term to expire at the annual meeting of the stockholders to be held in 2000; and the initial members of Class III shall hold office for a term to expire at the annual meeting of the stockholders to be held in 2001, and in the case of each class, until their respective successors are duly elected and qualified. At each annual election held commencing with the annual election in 1999, the directors elected to succeed those whose terms expire shall be identified as being of the same class as the directors they succeed and shall be elected to hold office for a term to expire at the third annual meeting of the stockholders after their election, and until their respective successors are duly elected and qualified. If the number of directors changes, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional director elected to any class shall hold office for a term which shall coincide with the terms of the other directors in such class and until his successor is duly elected and qualified.

        c. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation or the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation, the affirmative vote of the holders of at least eighty (80%) percent of the combined voting power of the outstanding stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, adopt any provision inconsistent with or to repeal this Article FOURTH.

2. ARTICLE FIFTH of the Articles of Incorporation of Merrill Merchants Bancshares, Inc. is hereby amended to provide as follows:

FIFTH: The total number of shares of stock which the Corporation shall be authorized to issue is 5,000,000 shares, consisting of (i) 50,000 shares of Series A Preferred Stock with a par value of one dollar ($1.00) per share (the "Series A Preferred Stock"), 950,000 shares of Serial Preferred Stock with a par value of one cent ($0.01) per share, issuable in series as hereinafter provided for (hereinafter the "Serial Preferred Stock"), and (ii) 4,000,000 shares of common stock (herein called the "Common Stock") with a par value of $1.00 per share.

     The preferences and voting powers of the Series A Preferred Stock, the Serial Preferred Stock and the Common Stock, the restrictions and qualifications thereof and the limits (if any) of the variations in each series of the Serial Preferred Stock are set forth below. For the purposes of this Article, the term "junior stock" shall mean Common Stock and shares of stock of the Corporation of any other class ranking junior to shares of Series A Preferred Stock and Serial Preferred Stock either in respect of the payment of dividends or in respect of any payment upon liquidation, dissolution or winding up of the Corporation.

A. Series A Preferred Stock

     (1) Cumulative Dividend Rate. The shares of Series A Preferred Stock, of which 19,566 shares having a stated value of $46.00 per share were authorized for issuance by resolution of the Board of Directors on September 30, 1992 as evidenced by a Statement of Resolution Establishing Series of Shares of the Corporation filed with the Secretary of State of the State of Maine on October 29, 1992, shall be entitled to receive, when and if declared by the Board of Directors of the Corporation out of assets of the Corporation legally available for payment thereof, cumulative cash dividends on the stated value of the Series A Preferred Stock at the per annum rate, computed on the basis of a 365-day year, equal to the prime lending rate of BankBoston, N.A., as the same may change from time to time as hereinafter provided for. The dividend rate shall initially be determined as of October 1, 1992 and shall be adjusted on the same day of each month thereafter (each such day hereinafter referred to as an ("Adjustment Date"). All such adjustments to said dividend rate shall be made and shall become effective on the corresponding Adjustment Date and said dividend rate as adjusted shall remain in effect until the next Adjustment Date.

     (2) Dividend Payments. Dividends shall be payable quarterly on March 31, June 30, September 30 and December 31 of each year. Dividends shall be payable to holders of record of the Series A Preferred Stock as they appear on the Corporation's shareholder records on such payment dates. Dividends payable for the initial dividend period shall be based on the amount of dividends accrued since the date of issuance of the Series A Preferred Stock.

     (3) Dividend Priorities. No dividend payment shall be paid or declared and set apart for payment on any other shares of stock of the Corporation, whether common or preferred, for any period unless cumulative dividends have been paid or contemporaneously are declared or paid or set apart for payment on the Series A Preferred Stock for such period. Holders of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full dividends for any period. No interest or sum of money in lieu of interest shall be payable in respect of a dividend payment or payments which may be in arrears.

     (4) Voting Rights. The Series A Preferred Stock shall be non-voting.

     (5) Conversion Feature.

          (a) Timing. At the option of the holders, on or prior to September 30, 2002, each share of Series A Preferred Stock may be converted into shares of the voting common stock of the Corporation (the "Common Stock").

          (b) Conversion Ratio. The number of shares of Common Stock to be received for each share of Series A Preferred Stock shall be equal to the quotient resulting from dividing the $46.00 stated value of the Series A Preferred Stock by $46.00 (the per share price at which the Common Stock is to be sold pursuant to its 1992 private placement). The conversion ratio shall be adjusted as appropriate to account for any subdivision or combination of the outstanding shares of Common Stock occurring after closing on the 1992 private placement, whether resulting from a


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               recapitalization, stock dividend, stock split or otherwise. For example, if the Corporation effected a two-for-one split of its Common Stock, rather than receiving one share of Common Stock for each share of Series A Preferred Stock converted, a holder would receive two shares of Common Stock for each share of Series A Preferred Stock converted.

          (c) Conversion Exercise. To exercise conversion rights, a holder of Series A Preferred Stock must provide the Corporation with written notice specifying (i) the intent by the holder to exercise its conversion rights, (ii) the number of shares of Series A Preferred Stock to be converted and a calculation of the number of shares of Common Stock to be received and (iii) the effective date of such conversion, to be not less than ten (10) days nor greater than sixty (60) days from the date of such notice (the "Conversion Date").

          (d) Payment of Dividends. Cumulative dividends accrued but unpaid on the Series A Preferred Stock to be converted as provided above shall be paid by the Corporation to the holder as paid to other holders of the Series A Preferred Stock, with the payment priority specified in Paragraph 3 above, it being understood that the Corporation shall be under no obligation to pay any such accrued dividends on or prior to the Conversion Date.

          (e) Shareholder Agreement. As a condition to any conversion of Series A Preferred Stock as set forth above, the holder must agree in writing that the Common Stock to be received upon conversion and the holder's rights therein shall be subject to the terms, conditions, rights and obligations as set forth in that certain shareholder agreement, dated October 30, 1992 (the "Shareholder Agreement), a copy of which is available for review and inspection at the registered office of the corporation.

     (6) Redemption. Shares of the Series A Preferred Stock may be redeemed, in whole or in part, by the Corporation at any time on or after October 1, 2002, at a redemption price equal to the stated value of the shares to be redeemed, plus accrued and unpaid dividends thereon, if any. Notwithstanding the foregoing: (i) any such redemption of the Series A Preferred Stock must be pre-approved by the Federal Reserve Bank of Boston; and (ii) these redemption rights shall not apply to any shares of Common Stock received upon conversion of the Series A Preferred Stock as set forth above.

     (7) Merger or Stock Sale. If the Corporation proposes to engage in a transaction whereby its Common Stock is to be transferred or exchanged for stock or securities of another entity or assets other than securities, whether pursuant to merger, consolidation or otherwise, or if there is a proposed sale of a majority of the then outstanding shares of Common Stock, the Corporation shall provide each holder of Series A Preferred Stock with at least thirty (30) days written notice of such transaction. Such notice shall include a summary of all materials terms and conditions of the proposed transaction as relevant to holders of the Series A Preferred Stock.

          (a) Conversion Option. If such transaction occurs on or prior to September 30, 2002, each holder may convert its Series A Preferred Stock into Common Stock as provided above, subject to the following:

               (i) Conversion notice must be given to the Corporation within fifteen (15) days of the date of the notice received from the Corporation.

               (ii) If the transaction involves a merger, consolidation or similar transaction or the sale of all of the Common Stock, shares of Common Stock received by the holder upon


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                    conversion shall participate in such transaction in the same manner as other shares of Common Stock.

               (iii) If the transaction does not involve a merger, consolidation or similar transaction and does not involve the sale of all of the Common Stock, shares of Common Stock received by the holder upon conversion may participate in such transaction only to the extent and in the manner provided pursuant to the negotiated terms and conditions for such transaction, it being expressly understood that the parties shall be under no obligation to negotiate participation for the holder.

               (iv) The rights and obligations of the holder under the
                    Shareholder Agreement shall only apply to transactions subsequent to the merger, consolidation or stock sale. Thus, for example, holders of Series A Preferred Stock converting into Common Stock shall have no rights of first refusal under the Shareholder Agreement with respect to the merger, consolidation or stock sale.

               (v) If the transaction involves a merger, consolidation or similar transaction whereby the Common Stock is transferred or exchanged for stock or securities of another entity or assets other than securities, to the extent the Series A Preferred Stock is not converted into Common Stock as provided above, holders shall have no further rights to convert any remaining shares of Series A Preferred Stock into Common Stock and all rights to convert the Series A Preferred Stock into Common stock shall terminate and be extinguished.

          (b) Redemption Option. If the above conversion option is not or cannot be exercised, the Corporation may redeem all or any part of the outstanding Series A Preferred Stock at the price and subject to the other terms and conditions provided in Paragraph 6 above, except that such redemption may be effected without regard to whether the transaction occurs before, on or after October 1, 2002. This redemption option must be exercised by the Corporation prior to consummation of the merger, consolidation or stock sale and will only be effective provided such merger, consolidation or stock sale is consummated.

     (8) Dissolution and Payment Priority. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, shares of Series A Preferred Stock are entitled to receive, out of assets of the Corporation legally available for distribution to shareholders, before any distribution is made to holders of any other stock of the Corporation, whether common or preferred, liquidation distribution in the amount of $46.00 per share plus accrued and unpaid dividends, if any. If the amounts payable with respect to the Series A Preferred Stock are not paid in full, holders of the Series A Preferred Stock shall share ratably on a per share basis. Upon payment of a full amount of the stated value plus accrued and unpaid dividends, holders of the Series A Preferred Stock will not be entitled to any further participation in any distributions or payments by the Corporation.

     (9) Preemptive Rights. Holders of the Series A Preferred Stock will not have preemptive rights, and the Series A Preferred Stock will be fully paid and non-assessable.

B.  Serial Preferred Stock

     (1) General - The shares of Serial Preferred Stock may be divided and issued in one or more series from time to time as determined by resolution of the Board of Directors. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. All shares of the Serial Preferred Stock, regardless of series, shall be identical except that the Board of Directors, prior


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to the issuance of any shares of a particular series of Serial Preferred Stock, may fix and determine the following relative rights and preferences as between different series:

     (a) The number of shares to constitute such series and the distinctive serial designation thereof;

     (b) The rate or rates of dividend, which may be subject to adjustment, whether dividends are to be cumulative, and the terms and conditions thereof;

     (c) Whether shares may be redeemed and, if so, the redemption price or prices and the terms and conditions of redemption;

     (d) The amounts payable upon shares in the event of voluntary and involuntary liquidation;

     (e) Sinking fund provisions, if any, for the redemption or purchase of shares;

     (f)  The terms and conditions, if any, on which shares may be converted;
          and

     (g) The voting rights, if any, in addition to those set forth in Section D of this Article FIFTH.

     The Board of Directors may create and issue shares of any series of the Serial Preferred Stock convertible, exchangeable or redeemable, at the option of either the Corporation or the holder or upon the happening of a specified event or events, into or for cash, property or rights, including bonds, debentures, notes, or other securities of the Corporation or another corporation, at such time or times, price or prices, or rate or rates, and with such adjustments, as shall be stated in the resolution of the Board of Directors for the issue of such shares. With respect to fixing and determining the relative rights and preferences as between different series of Serial Preferred Stock, it is the purpose of these Articles of Incorporation to vest in the Board of Directors the maximum flexibility to fix and determine such rights and preferences as is permissible under the Maine Business Corporation Act as may be amended from time to time. In order to effectuate this purpose, subparagraphs (a) through (g) above shall be broadly construed.

     (2) Dividends - The holders of outstanding shares of Serial Preferred Stock shall be entitled to receive, as and when declared by the Board of Directors out of any funds legally available for the purpose, dividends at the dividend rate or rates fixed for the particular series, and no more, payable in such manner as the Board of Directors may determine for such series.

     So long as any shares of Serial Preferred Stock shall be outstanding, the Corporation shall not declare any dividends on the Common Stock of the Corporation or any other class of stock of the Corporation ranking as to dividends or distribution of assets junior to the shares of Serial Preferred Stock, or make any payment on account of or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any share of a class of junior stock, or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Corporation, unless all senior dividend rights and preferences with respect to dividends for outstanding shares of Serial Preferred Stock have been fully satisfied.

     In addition, as long as any shares of Serial Preferred Stock shall be outstanding, the Corporation or any of its subsidiaries shall not purchase, redeem or otherwise acquire any shares of any class of junior stock (except in connection with a reclassification or exchange of any junior stock or the purchase, redemption or other acquisition of junior stock with proceeds of a reasonably contemporaneous sale of junior stock) nor shall any funds be set aside or made available for any sinking fund for the purchase or redemption of any share of any class of junior stock unless there shall be no arrearages in dividends on the shares of Serial Preferred Stock for any past dividend period, and the Corporation shall not be in default of any of its obligations to redeem any shares of Serial Preferred Stock.

     (3) Liquidation - In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Serial Preferred Stock shall be entitled to be paid out of the assets of the Corporation, before any distribution or payment is made to or set apart for the holders of any shares of any class of junior stock, the amount fixed for the particular series, plus, in each case, any amount equal to all unpaid dividends accrued thereon, if any, and that portion of the dividend accrued thereon, if any, up to the date of final payment or distribution to such holders. In case the net assets of the Corporation are not sufficient to pay the holders of all outstanding shares of Serial Preferred Stock the full amounts to which they are respectively entitled as aforesaid, the entire net assets of the Corporation shall be distributed ratably to the holders of all the outstanding shares of Serial Preferred Stock in proportion to the full amounts to which they are respectively entitled. Neither the merger or consolidation of the Corporation into or with any one or more other corporations nor the sale, conveyance, exchange or transfer of all or substantially all of the property or assets of the Corporation shall be deemed a liquidation, dissolution or winding up of the Corporation, voluntary or involuntary.

C.  Common Stock

     (1) Dividends - The holders of Common Stock shall be entitled to such dividends as may be declared from time to time by the Board of Directors, subject to the restrictions set forth in paragraph (2) of Section A of this Article FIFTH.

     (2) Liquidation - In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Common Stock shall be entitled to participate pro rata in the net assets of the Corporation remaining after distributions to holders of the Serial Preferred Stock as provided for in paragraph (3) of Section A hereof.

D.  General

     (1) Voting Rights - At each meeting of stockholders of the Corporation each holder of Common Stock shall be entitled to one vote for each share held.

     The holders of shares of each series of Serial Preferred Stock shall have no voting rights, unless otherwise fixed and determined by the Board of Directors prior to the issuance of any shares of a particular series of Serial Preferred Stock.

     There shall be no cumulative voting in elections for directors.

     (2) Preemptive Rights - No holder of any shares of Common Stock and no holder of any shares of Serial Preferred Stock shall be entitled as such, as a matter of right, to subscribe for or to purchase any shares of stock of the Corporation of any class, whether now or hereafter authorized or whether issued for cash, property or services, or as a dividend or otherwise, or any obligations, bonds, notes, debentures, stocks, warrants, options or other securities into shares of stock of the Corporation or carrying or evidencing any right to purchase shares of stock of any class.

     (3) Issuance of Stock - The authorized but unissued shares of capital stock of the Corporation may be issued from time to time in such amounts and upon such terms and conditions, not inconsistent with the


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laws of Maine or this Article, and for such consideration in cash, property, including stock or securities of other corporations, or services as the Board of Directors may determine.

     (4) Securities Convertible Into Stock - The Board of Directors may at any time create and issue bonds, debentures, notes and other securities convertible into shares of capital stock of the Corporation, and may also create and issue stock options and warrants entitling the holders thereof to purchase shares of capital stock of the Corporation on such terms and conditions, but not inconsistent with the laws of Maine or this Article, as the Board of Directors may from time to time determine.